                                                                       EX-99.m.2

                              DISTRIBUTION PLAN OF
                                 ABERDEEN FUNDS

                           Effective December 12, 2007
                            As amended June 11, 2008

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following  classes of the series (each, a "Fund") of Aberdeen Funds
(the "Trust"):

Fund                                                              Classes
Aberdeen Select Equity Fund                                       A, B, C, R
Aberdeen Select Mid Cap Growth Fund                               A, B, C, R
Aberdeen Select Small Cap Fund                                    A, B, C, R
Aberdeen Select Growth Fund                                       A, B, C, R
Aberdeen Select Worldwide Fund                                    A, B, C, R
Aberdeen China Opportunities Fund                                 A, B, C, R
Aberdeen Developing Markets Fund                                  A, B, C, R
Aberdeen International Equity Fund                                A, B, C, R
Aberdeen Hedged Core Equity Fund                                  A, B, C, R
Aberdeen Market Neutral Fund                                      A, B, C, R
Aberdeen Equity Long-Short Fund                                   A, B, C, R
Aberdeen Global Financial Services Fund                           A, B, C, R
Aberdeen Health Sciences Fund                                     A, B, C, R
Aberdeen Natural Resources Fund                                   A, B, C, R
Aberdeen Technology and Communications Fund                       A, B, C, R
Aberdeen Global Utilities Fund                                    A, B, C, R
Aberdeen Optimal Allocations Fund: Growth                         A, B, C, R
Aberdeen Optimal Allocations Fund: Moderate Growth                A, B, C, R
Aberdeen Optimal Allocations Fund: Moderate                       A, B, C, R
Aberdeen Optimal Allocations Fund: Defensive                      A, B, C, R
Aberdeen Optimal Allocations Fund: Specialty                      A, B, C, R
Aberdeen Small Cap Fund                                           A, B, C, R
Aberdeen Small Cap Opportunities Fund                             A, B, C, R
Aberdeen Small Cap Growth Fund                                    A, B, C, R
Aberdeen Small Cap Value Fund                                     A, B, C, R
Aberdeen Tax-Free Income Fund                                     A, B, C, X, Y
Aberdeen Core Fixed Income Fund                                   A, C, R
Aberdeen Core Plus Income Fund                                    A, B, C, R

The Plan is adopted  pursuant to Rule 12b-1 under the Investment  Company Act of
1940, as amended (the "1940 Act").

     Section 2. Subject to the  limitations on the payment of asset-based  sales charges set forth in Section 2830 of the Conduct Rules of the Financial Industry
Regulatory Authority ("FINRA"),  the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)  25 basis  points  (0.25%)  of the  average  daily net assets of the Class A
     Shares of each applicable Fund (distribution or services fees); and

(b)  100 basis points (1.00%) of the average daily net assets of the Class B and
     Class C Shares of each  applicable  Fund, 75 basis points  (0.75%) of which will be a  "distribution  fee" (as  described  below)  and 25 basis  points
     (0.25%) of which will be a service fee; and

(c)  50 basis  points  (0.50%)  of the  average  daily net assets of the Class R
     Shares of each applicable  Fund, 25 basis points (0.25%) of which will be a distribution  fee and 25 basis  points  (0.25%)  of which will be a service fee; and

(d)  85 basis points  (0.85%) of the average daily net assets of the Class X and
     Class Y Shares  of the  Aberdeen  Tax-Free  Income  Fund,  75 basis  points
     (0.75%) of which will be a distribution  fee and 10 basis points (0.10%) of which will be considered a service fee.

Such  compensation  shall be calculated and accrued daily and payable monthly or at such other intervals as the Board of Trustees may determine.  These fees will be paid to Aberdeen Fund  Distributors LLC for activities or expenses  primarily intended  to  result  in the  sale  or  servicing  of  Fund  shares.  Except  as specifically  designated above, the fees may be used either as distribution fees or  servicing  fees to the  extent  that  they fit the  descriptions  below.  As described above, the following types of fees may be paid pursuant to the Plan:

(a)  a  distribution  fee for:  (i) (a)  efforts of an  Underwriter  expended in respect of or in  furtherance  of sales of Class A, Class B, Class C, Class
     R,  Class X or Class Y Shares,  and (b) to enable  an  Underwriter  to make payments to other  broker/dealers  and other eligible  institutions (each a
     "Broker/Dealer") for distribution  assistance pursuant to an agreement with the  Broker/Dealer;  and (ii)  reimbursement of expenses (a) incurred by an
     Underwriter,  and (b) incurred by a Broker/Dealer  pursuant to an agreement in connection with distribution  assistance including,  but not limited to, the  reimbursement  of  expenses  relating  to  printing  and  distributing advertising  and sales  literature and reports to  shareholders  for use in connection with the sales of Class A, Class B, Class C, Class R, Class X or
     Class Y Shares, processing purchase,  exchange and redemption requests from customers and placing  orders with an  Underwriter  or the Funds'  transfer
     agent,  and  personnel  and  communication   equipment  used  in  servicing
     shareholder accounts and prospective shareholder inquiries; and

(b)  a  service  fee,  if  applicable   and  not  otherwise   covered  under  an
     administrative  services plan and/or agreement,  for: (i) (a) efforts of an
     Underwriter  expended  in  servicing  shareholders  and  (b) to  enable  an
     Underwriter to make payments to a Broker/Dealer  for  shareholder  services pursuant to an agreement with the Broker/Dealer;  and (ii) reimbursement of
     expenses   (a)  incurred  by  an   Underwriter,   and  (b)  incurred  by  a
     Broker/Dealer  pursuant to an  agreement  in  connection  with  shareholder service  including,  but not limited to  personal,  continuing  shareholder liaison  services to investors.  For purposes of the Plan, a  Broker/Dealer may include any of an Underwriter's  affiliates or subsidiaries.  A service fee will be  considered  as such  pursuant  to  Section  2830(b)(9)  of the
     Conduct Rules of FINRA.

(c)  No provision of this Plan shall be  interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

     Section 3. This Plan shall not take  effect  until it has been  approved by the vote of a majority of the outstanding  voting  securities (as defined in the
1940 Act) of the  applicable  class of each of the Funds,  if adopted  after any public offering of such shares,  and by the vote of the Board of Trustees of the
Trust, as described in Section 4 of the Plan.

     Section 4. This Plan  shall not take  effect  with  respect to a class of a
Fund until it has been approved,  together with any related agreements, by votes of the  majority  of both (a) the Board of  Trustees  of the Trust and (b) those
Trustees of the Trust who are not  "interested  persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect  financial  interest in the operation of this Plan or any  agreements  related to this Plan (the "Rule 12b-1
Trustees"), cast in person at a meeting called for the purpose of voting on this
Plan or such agreements.

     Section 5. Unless sooner  terminated  pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes  effect  with  respect to such class and  thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person  authorized to direct the  disposition of monies paid or  payable  by a Fund  pursuant  to this Plan or any  related  agreement  shall provide to the Board and the Board  shall  review at least  quarterly  a written report of the amounts so expended and the  purposes for which such  expenditures were made.

     Section 7. This Plan may be  terminated as to a class of a Fund at any time by vote of a majority  of the Rule 12b-1  Trustees,  or by vote of a majority of the outstanding affected class of such Fund.

     Section 8. Any agreement with any person relating to the  implementation of this Plan shall be in writing, and shall provide:

     A.   That such  agreement  may be  terminated at any time with respect to a
          Class,  without  payment of any penalty,  by vote of a majority of the
          Rule  12b-1  Trustees  or by a vote of a majority  of the  outstanding
          Class  Shares of the Fund on not more than 60 days  written  notice to any other party to the agreement; and

     B.   That such agreement shall terminate  automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase  materially  the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment  is approved in the manner  provided in Section 3 hereof.  No material amendment to this Plan shall be made unless  approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section  10. The  provisions  of the Plan are  severable  for each class of shares of the Funds and any action required  hereunder must be taken  separately for each class covered hereby.

     Section 11. While this Plan is in effect,  the selection and  nomination of the Trustees who are not interested  persons (as defined in the 1940 Act) of the
Trust shall be  committed  to the  discretion  of the  Trustees who are not such interested persons.

     Section  12. The Trust shall  preserve  copies of this Plan and any related agreements  and all reports made  pursuant to Section 6 for a period of not less than 6 years from the date of this Plan,  any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     Section 13. The  obligation  of the Trust and the Funds  hereunder  are not personally  binding upon nor shall resort be had to the private  property of any of the trustees,  shareholders,  officers,  employees or agents of the Trust but only the  Trust's  property  allocable  to the  particular  share class shall be bound.

     Section 14. The Trust is a statutory  trust  organized  under the  Delaware
Statutory  Trust Act (12 Del.  C. ss.  3801 et seq) and under an  Agreement  and
Declaration  of Trust and any and all  amendments  thereto.  Pursuant to Section
3804 of the Delaware Statutory Trust Act, the debts,  liabilities,  obligations, costs,  charges,  reserves and expenses  incurred,  contracted  for or otherwise existing  with  respect  to a  particular  series,  whether  such  series is now authorized and existing pursuant to the governing  instrument of the Trust or is hereafter authorized and existing pursuant to said governing  instrument,  shall be  enforceable  against the assets  associated  with such series only,  and not against the assets of the Trust  generally  or any other  series  thereof,  and, except as otherwise  provided in the governing  instrument of the Trust, none of the debts,  liabilities,  obligations,  costs,  charges,  reserves  and expenses incurred,  contracted  for or  otherwise  existing  with  respect  to the  Trust generally or any other series thereof shall be enforceable against the assets of such series.